BUDGET
OF
THE OPEN WINDOW MOVIE, LLC

The following proposed budget is structured for the maximum offering of $3,000,000 dollars. The budget will remain the same for the minimum offering of $1,300,000 with the exception of the Distribution and Advertising. Any amount less than the maximum offering down to the minimum offering will affect the scope of the theatrical release, from a wide release to a limited release. Also the marketing for Home theater would likely be curtailed and come from revenues of the theater release. In addition the promotional tours would not be generated.

Cat	Description	Sub	Description	Amount
1100	STORY, RIGHTS, CONTINUITY			$ 50,160.00
		1101	WRITERS	$ 50,160.00
1200	PRODUCERS UNIT			$ 76,560.00
		1202	PRODUCERS	$ 45,600.00
		1203	ASSOCIATE PRODUCER	$ 15,960.00
		1208	LEGAL & AUDITING	$ 15,000.00
1300	DIRECTOR			$ 49,100.00
		1301	DIRECTOR	$ 45,600.00
		1351	AIRFARES	$ 2,500.00
		1380	DIRECTOR'S ENTERTAINMENT	$ 1,000.00
1400	CAST			$ 340,700.00
		1401	Shannon	$ 250,000.00
		1402	Kirsten	$ 2,000.00
		1404	WEEKLY SUPPORTING CAST	$ 70,600.00
		1413	CASTING DIRECTOR	$ 7,500.00
		1415	CASTING EXPENSES	$ 1,000.00
		1441	LEAD 1 TRAVEL AND LIVING	$ 9,600.00
2000	PRODUCTION STAFF			$ 58,230.00
		2001	UNIT PRODUCTION MANAGER	$ 18,240.00
		2002	FIRST ASSISTANT DIRECTOR	$ 13,680.00
		2003	SECOND ASSISTANT DIRECTOR	$ 10,260.00
		2005	SCRIPT SUPERVISOR	$ 8,550.00

TOW Budget                               Attachment A                                  Page 1

		2007	LOCATION MANAGER	$ 7,500.00
2100	EXTRA TALENT			$ 35,000.00
		2103	NON UNION EXTRAS	$ 30,000.00
		2110	HARRAH CHURCH EXTRAS	$ 5,000.00
2200	SET DESIGN			$ 33,240.00
		2201	PRODUCTION DESIGNER	$ 18,240.00
		2216	PURCHASES	$ 10,000.00
		2218	ART DEPT RENTALS	$ 5,000.00
2500	SET OPERATIONS			$ 31,990.00
		2501	FIRST COMPANY GRIP	$ 11,115.00
		2512	CRAFT SERVICE PURCHASES	$ 5,250.00
		2516	PURCHASES	$ 2,500.00
		2518	EQUIPMENT RENTALS	$ 5,000.00
		2586	FIRST AID - LABOR	$ 7,125.00
		2598	LOSS & DAMAGE	$ 1,000.00
2600	SPECIAL EFFECTS			$ 7,500.00
		2616	PURCHASES	$ 7,500.00
2700	SET DRESSING			$ 2,500.00
		2716	PURCHASES	$ 2,500.00
2800	PROPERTY			$ 16,465.00
		2801	PROPERTY MASTER	$ 13,965.00
		2816	PURCHASES	$ 2,500.00
2900	WARDROBE			$ 16,975.00
		2901	COSTUME DESIGNER	$ 12,975.00
		2916	PURCHASES	$ 4,000.00
3000	PICTURE VEHICLES & ANIMALS			$ 9,500.00
		3007	PICTURE CAR RENTALS	$ 6,250.00
		3010	MISC VEHICLE RENTALS	$ 2,250.00
		3011	REPAIRS/MODIFICATIONS	$ 1,000.00
3100	MAKE-UP & HAIRDRESSING			$ 24,762.00
		3101	MAKE-UP ARTIST	$ 12,312.00
		3111	HAIR STYLIST	$ 10,950.00
		3116	PURCHASES	$ 1,500.00
3200	LIGHTING			$ 17,115.00
		3201	GAFFER	$ 11,115.00
		3211	GENERATORS	$ 4,500.00
		3216	PURCHASES	$ 1,500.00
3300	CAMERA			$ 45,480.00
		3301	DIRECTOR OF PHOTOGRAPHY	$ 22,800.00
		3302	CAMERA OPERATOR	$ 13,680.00

TOW Budget                               Attachment A                                  Page 2

		3318	EQUIPMENT RENTALS	$ 4,000.00
		3320	CAMERA PACKAGE	$ 5,000.00
3400	PRODUCTION SOUND			$ 13,680.00
		3401	SOUND MIXER	$ 13,680.00
3500	TRANSPORTATION			$ 47,010.00
		3501	COORDINATOR	$ 10,260.00
		3504	LOCATION DRIVERS	$ 14,250.00
		3510	Production Vehicle Rentals	$ 15,000.00
		3511	Picture Vehicle Rentals	$ 5,000.00
		3544	GASOLINE & OIL	$ 2,500.00
3600	LOCATION			$ 27,900.00
		3607	LOCATION SITE RENTAL FEES	$ 4,000.00
		3620	CATERED MEALS	$ 23,400.00
		3641	XEROX RENTAL & SUPPLIES	$ 500.00
4500	EDITING			$ 35,910.00
		4501	EDITORS	$ 35,910.00
4600	MUSIC			$ 35,000.00
		4602	COMPOSERS-LYRICISTS	$ 20,000.00
		4646	MUSIC RIGHTS	$ 15,000.00
4700	POST PRODUCTION SOUND			$ 8,000.00
		4701	Sound Editor	$ 8,000.00
4800	POST PROD FILM & LAB			$ 20,000.00
		4801	Lab Cost	$ 20,000.00
6700	INSURANCE			$ 9,000.00
		6701	COMPREHENSIVE LIABILITY	$ 7,500.00
		6703	ERRORS & OMISSIONS	$ 1,500.00
6800	GENERAL EXPENSE			$ 38,223.00
		6885	CONTENGENCY	$ 38,223.00
7000	DISTRIBUTION			$ 230,000.00
		7001	DOMESTIC THEATRICAL DISTRIBUTION	$ 50,000.00
		7002	DOMESTIC HOME THEATER	$ 75,000.00
		7003	FOREIGN SALES	$ 70,000.00
		7004	TELEVISION	$ 25,000.00
		7005	OTHER	$ 10,000.00
7100	PROMOTIONS			$ 100,000.00
		7101	PROMTIONAL TOUR	$ 100,000.00
7200	ADVERTISING			$1,620,000.00
		7201	Advertising	$1,620,000.00

TOW Budget                               Attachment A                                  Page 3